                       SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 April 5, 2001
                                (Date of Report)

                   Central European Distribution Corporation
             (Exact name of registrant as specified in its charter)

           Delaware                     0-24341                       54-1865271
 (State or other jurisdiction  (Commission file number)  (IRS employer identification number)
                                   of incorporation)

              1343 Main Street, Suite 301, Sarasota Florida 34236
                    (Address of Principal Executive Offices)

       Registrants telephone number, including area code: (941) 330 1558

Item 5. Other Events.
        -------------

        On April 5. 2001, Central European Distribution Corporation ("CEDC") announced that it acquired Astor Company, a major regional distributor of alcohol products in north central Poland with projected sales of approximately $20 million and projected operating profits of approximately $615,000 for 2001. A copy of the press release is attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.
        ----------------------------------


(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits.


     Exhibit
     No.        Description
     ---        -----------

     10.15      Lease Agreement for the new warehouse
     99.1       Press Release dated April 5, 2001 concerning Astor Acquisition.